POWER OF ATTORNEY

The undersigned hereby constitutes and appoints David A. Christiansen as true and lawful attorney-in-fact and agent to sign U.S. Securities and Exchange Commission Form 3, Initial Statement of Beneficial Ownership of Securities; Form 4, Statement of Changes in Beneficial Ownership; and Form 5, Annual Statement of Changes in Beneficial Ownership, which Forms are required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, to sign any and all amendments for such Forms 3, 4 and 5; and to file the same, together with all exhibits or other documents in connection therewith, with the Securities and Exchange Commission; granting to such attorney-in-fact full power and authority to do and perform each and every act required to be done in connection therewith, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact or his substitutes may do or cause to be done by virtue thereof.

I hereby approve, ratify, and confirm any action taken by my said attorney and successors appointed hereunder, until this power is duly revoked under my hand.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 5th day of July 2006.

/s/ David Kornblatt

David Kornblatt

Senior Vice President-Finance and Chief Financial Officer